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                                                      World Financial Center
                                                      South Tower, 6th Floor
                                                      New York, New York 10080
                                                      (212) 236-3790 (Call
                                                      Collect)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                                 MARK VII, INC.
                                       AT
                              $23.00 NET PER SHARE
                                       BY
                          MSAS ACQUISITION CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF
                           MSAS GLOBAL LOGISTICS INC.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                                OCEAN GROUP PLC
------------------------------------------------------------
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, AUGUST 26, 1999, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                                   July 29, 1999

To Brokers, Dealers, Commercial Banks,
Trust Companies And Other Nominees:

    We have been engaged to act as Dealer Manager in connection with the offer by MSAS Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of MSAS Global Logistics Inc., a New York corporation ("Parent"), which is an indirect wholly owned subsidiary of Ocean Group plc, a public limited company organized under the laws of England and Wales ("Ocean Group"), to purchase all outstanding shares of common stock, $0.05 par value per share (collectively, the "Shares"), of Mark VII, Inc., a Delaware corporation (the "Company"), at a purchase price of $23.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase dated July 29, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer").

    THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THERE BEING VALIDLY TENDERED BY THE EXPIRATION DATE AND NOT WITHDRAWN A NUMBER OF SHARES WHICH, TOGETHER WITH ANY SHARES OWNED BY PARENT OR PURCHASER, CONSTITUTE AT LEAST A MAJORITY OF THE SHARES OUTSTANDING ON A FULLY-DILUTED BASIS ON THE DATE SHARES ARE ACCEPTED FOR PAYMENT AND (2) THE SATISFACTION OR WAIVER OF CERTAIN CONDITIONS TO THE OBLIGATIONS OF PURCHASER, PARENT AND THE COMPANY TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING RECEIPT BY PURCHASER, PARENT AND THE COMPANY OF CERTAIN GOVERNMENTAL AND REGULATORY APPROVALS.

    For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, or who hold Shares registered in their own names, we are enclosing the following documents:

        1. Offer to Purchase dated July 29, 1999;

        2. Letter of Transmittal to tender Shares for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal (with manual signatures) may be used to tender Shares;

        3. Letter to Clients which may be sent to your clients for whose account you hold Shares in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;
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        4. Notice of Guaranteed Delivery to be used to accept the Offer if certificates for Shares are not immediately available or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase), or if the procedures for book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis;

        5. The Letter to Stockholders of the Company from R.C. Matney, the Chief Executive Officer of the Company, accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9;

        6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

        7. Return envelope addressed to BankBoston, N.A., as Depositary.

    Upon the terms and subject to the satisfaction or waiver (where applicable) of the conditions of the Offer, Purchaser will purchase, by accepting for payment, and will pay for, all Shares validly tendered on or prior to the Expiration Date and not theretofore properly withdrawn promptly after the Expiration Date. For purposes of the Offer, Purchaser will be deemed to have accepted for payment, and thereby purchased, tendered Shares if, as and when Purchaser gives oral or written notice to the Depositary of Purchaser's acceptance of such Shares for payment. In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates for Shares or timely confirmation of a book-entry transfer of such Shares, if such procedure is available, into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) pursuant to the procedures set forth in Section 2 of the Offer to Purchase, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, or an Agent's Message (as defined in the Offer to Purchase) and (iii) any other documents required by the Letter of Transmittal with any signature guarantees.

    Purchaser will not pay any fees or commissions to any broker or dealer or other person (other than the Depositary, the Information Agent and the Dealer Manager as described in the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. However, Purchaser will, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

    Purchaser will pay or cause to be paid any stock transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 of the enclosed Letter of Transmittal.

    YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, AUGUST 26, 1999, UNLESS THE OFFER IS EXTENDED.

    In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or manually signed facsimile thereof) and any other required documents with any required signature guarantees should be sent to the Depositary, and certificates representing the tendered Shares should be delivered, or such Shares should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letter of Transmittal and the Offer to Purchase.

    If holders of Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures specified under Section 2 in the Offer to Purchase.

    Any inquires you may have with respect to the Offer should be addressed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth on the back cover page of the enclosed Offer to Purchase. Additional copies of the enclosed materials may be obtained from the Information Agent.

                                      Very truly yours,
                                      MERRILL LYNCH, PIERCE, FENNER & SMITH

                                                 INCORPORATED

Enclosures

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF OCEAN GROUP, PARENT, PURCHASER, THE COMPANY, THE DEPOSITARY, THE INFORMATION AGENT OR THE DEALER MANAGER OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED AND THE STATEMENTS CONTAINED THEREIN.

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